UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Definitive Agreement

On December 2, 2015, Egalet Corporation (the “Company”) received notice from Shionogi Limited (“Shionogi”) that Shionogi is terminating for convenience its collaboration and license agreement with the Company (the “License Agreement”) pursuant to Section 10.2.2 thereof, effective March 4, 2016 (the “Termination”).

The Company and Shionogi entered into the License Agreement on November 26, 2013.  Pursuant to the License Agreement, the Company granted Shionogi an exclusive, royalty-bearing, worldwide license to develop, manufacture and commercialize abuse-deterrent hydrocodone-based product candidates using the Company’s technology. Under the terms of the License Agreement, Shionogi made upfront and milestone payments aggregating $20.0 million to the Company. The Company would have been eligible to receive additional milestone payments upon development and approval of product candidates under the License Agreement, as well as royalties on product sales.  Shionogi also invested $15.0 million in a private placement concurrently with the Company’s initial public offering.

The License Agreement was terminated due to Shionogi’s reprioritization of its internal development programs.  In connection with the Termination, the Company did not incur any early termination penalties.

Item 8.01 — Other Events

On December 3, 2015, the Company issued a press release announcing the Termination, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2015	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated December 3, 2015.